Exhibit 23.01



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Canadian  Rockport  Homes  International,  Inc.
Suite  507-700  West  Pender  Street
Vancouver,  British  Columbia
Canada  V6C1G8



We consent to the use in this Registration Statement on Form S-1 Amendment Number 2 of our report dated February 20, 2001, relating to the financial statements of Canadian Rockport Homes, LTD and of our report dated September 6, 2001, relating to the financial statements of Canadian Rockport Homes International, Inc. and to the reference of our firm under the headings "Experts."



ss/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance,  CA  90505
September  26,  2001